Exhibit 10.1
AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT
This Amendment No. 1, is made as of May 7, 2015 (this “Amendment”), by and among Gran Tierra Energy Canada ULC, an Alberta corporation (“GTE ULC”) and Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”) (GTE ULC and Gran Tierra are collectively referred to herein as, the “Company”) and Jeffrey Scott, a citizen of Canada with a residence in City of Calgary in the Province of Alberta (the “Executive” or “Mr. Scott”). The Company and Executive are each sometimes referred to herein as a “Party” and collectively as the “Parties.”
W I T N E S S E T H :
WHEREAS, the Parties have previously entered into an Executive Employment Agreement, dated February 2, 2015 (the “Employment Agreement”), and capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement;
WHEREAS, the Parties now desire to amend the Employment Agreement as set forth herein; and
WHEREAS, pursuant to Article 12 of the Employment Agreement, the Employment Agreement may be amended by execution of an instrument in writing signed by an officer of the Company and the Executive.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

1.	Amendment of Article 1. Article 1—Duties and Responsibilities--is hereby amended and restated in its entirety as follows:
Article 1--RESIGNATION

Effective the date of this Amendment, Executive hereby resigns as the Executive Chairman of the Board of Directors of Gran Tierra, provided that the Board of Directors of Gran Tierra immediately appoints Mr. Scott as the Chairman of the Board until the 2015 annual meeting of Gran Tierra’s stockholders.

2.	Amendment of Articles 2-6. Articles 2 and 4-6 are hereby deleted in their entirety and Article 3 is hereby deleted effective June 24, 2015.

3.	Amendment of Article 7. Article 7 is hereby amended and restated in its entirety as follows:
Effective the date of this Agreement, all unvested stock options identified on Schedule A hereto shall vest immediately. Notwithstanding anything to the contrary contained in the 2007 Equity Incentive Plan, as amended, or any option agreement, subject to approval of the Toronto Stock Exchange, upon termination of Continuous Service by Mr. Scott, the post-termination exercise period of all stock options held by Mr. Scott to acquire common stock of Gran Tierra shall be the earlier of (i) one year from the date of termination of Mr. Scott’s Continuous Service (which term shall have the meaning ascribed to it in the 2007 Gran Tierra Energy Equity Incentive Plan), and (ii) the original expiration date of the term of the stock option being exercised. The Company shall in good faith use commercially reasonable efforts to obtain such approval from the Toronto Stock Exchange as soon as reasonably practicable following the execution of this Amendment.

4.	Amendment of Article 9. Article 9 is hereby deleted in its entirety.

5.	Amendment of Article 11. Article 11 is hereby deleted effective June 24, 2015.

6.	Amendment of Article 20. Article 20 is hereby deleted in its entirety.

7.	Miscellaneous.

a.	The Company shall reimburse Executive for the rental of a corporate apartment for a period of four months, which amount shall not exceed $15,200CDN.

b.
Except as specifically provided for in this Amendment, the terms of the Employment Agreement shall be unmodified and shall remain in full force and effect. In the event that any provision of this Amendment and the Agreement conflict, the provision of this Amendment shall govern.

c.	This Amendment will be effective upon the execution by the Parties.

d.
This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date set forth below, with an effective date as of May 7, 2015.

GRAN TIERRA ENERGY INC., a Nevada corporation By: /s/ Ryan Ellson Name: Ryan Ellson Title: Chief Financial Officer Date: May 11, 2015	/s/ Jeffrey Scott JEFFREY SCOTT Date: May 10, 2015
GRAN TIERRA ENERGY CANADA ULC, an Alberta corporation By: /s/ D. J. Nightingale Name: Duncan Nightingale Title: President Date: May 11, 2015

SCHEDULE A
[Unvested Stock Options]

Grant Date	Unvested Shares
May 8, 2013	18,333
February 28, 2014	66,667
March 15, 2015	400,000

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